Exhibit 5.1

Joseph B. Conahan

+1 617 526 6000 (t)

+1 617 526 5000 (f)

wilmerhale.com

March 14, 2017

Analog Devices, Inc.

One Technology Way

Norwood, Massachusetts 02062

Re:	Post-Effective Amendment No. 1 to Registration Statement on
Form S-4 (File No. 333-213454)

Ladies and Gentlemen:

This opinion is furnished to you in connection with the filing by Analog Devices, Inc., a Massachusetts corporation (the “Company”), of Post-Effective Amendment No. 1 on Form S-8 (the “Post-Effective Amendment”) to the Registration Statement on Form S-4 (File No. 333-213454), initially filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on September 2, 2016, as amended by Amendment No. 1 thereto (“Amendment No. 1”) filed with the Commission on September 14, 2016 (as amended by Amendment No. 1, the “Amended Registration Statement” and, as further amended by the Post-Effective Amendment, the “Registration Statement”). The Post-Effective Amendment relates to an aggregate of 4,845,587 shares of common stock, $0.16 2/3 par value per share (the “Shares”), of the Company that were registered pursuant to the Amended Registration Statement and that are issuable pursuant to (i) awards that may be granted in the future under the Analog Devices, Inc. Amended and Restated 2010 Equity Incentive Plan (the “2010 Plan”), which was assumed by the Company in connection with the completion of the transactions (the “Transactions”) contemplated by the Agreement and Plan of Merger, dated as of July 26, 2016 (the “Merger Agreement”), by and among the Company, Linear Technology Corporation and Tahoe Acquisition Corp. and (ii) outstanding restricted stock awards and restricted stock unit awards granted under the Linear Technology Corporation 2005 Equity Incentive Plan (together with the 2010 Plan, the “Plans”) and the 2010 Plan, which awards were assumed by the Company in connection with completion of the Transactions.

We have examined the Articles of Organization and By-Laws of the Company, each as amended and restated to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors of the Company, the Registration Statement, the Plans, the Merger Agreement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or other copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents.

Analog Devices, Inc.

March 14, 2017

We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Plans, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Plans, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission in connection with the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours, WILMER CUTLER PICKERING HALE AND DORR LLP

By:	/s/ Joseph B. Conahan
Joseph B. Conahan, a Partner